Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Numbers 333-163316, 333-142818, 333-122405, 333-83624, 333-43474 and 333-19159; and on Form S-3 (Registration Number 333-163354) of our report dated May 8, 2009, with respect to the consolidated financial statements of Sun Edison LLC. as of December 31, 2008, included in this Current Report (Form 8-K/A) filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Baltimore, Maryland

January 29, 2010